UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report: April 26, 2007 (Date of earliest event reported)

 Stericycle, Inc.

  (Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

 28161 North Keith Drive

 Lake Forest, Illinois    60045

  (Address of principal executive offices including zip code)

 (847) 367-5910

  (Registrant's telephone number, including area code)

 Not Applicable

  (Former name or former address, if changed since last report)

Item 9.01 Financial Statement and Exhibits

On April 26, 2007 Stericycle, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2007. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference.

 The press release and accompanying balance sheet refer to Stericycle's total debt to capitalizaton percentage ratio. The total debt to capitalization percentage ratio is calculated by dividing total debt (numerator) by the sum of total debt, preferred stock, and shareholders' equity (denominator). We consider this leverage ratio to be a good indicator of the strength of a company's balance sheet and its ability to service its debt. Total debt to capitalization percentage is not a measure in accordance with accounting principles generally accepted in the United States. The ratio should not be considered as an alternative to net income, as an indicator of operating performance or as an alternative to cash flow as a measure of liquidity.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Stericycle, Inc.

By:	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer

Dated: April 26, 2007

 EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated April 26, 2007.